EXHIBIT 99.1

XBiotech Announces Registered Direct Offering of Common Shares

AUSTIN, Texas, March 03, 2017 (GLOBE NEWSWIRE) -- XBiotech Inc. (NASDAQ:XBIT) today announced that it has entered into definitive agreements to sell an aggregate of approximately US$31,000,000 of common shares in a registered direct offering. The transaction was completed from the Company’s shelf registration at $13 per share.

The closing of this offering is expected to take place on or about March 8, 2017, subject to the satisfaction of customary closing conditions. XBiotech’s president & CEO, John Simard, stated, “I am very pleased to complete this strategic offering, giving us secure runway while we await outcomes of key near-term milestones. Our ability at this time to execute this substantial direct offering is testament to the strength, commitment and confidence of our shareholder base.”

Net proceeds of the offering will be used primarily for continued development of XBiotech’s clinical programs, commercialization expenses upon possible EMA/FDA approval(s), manufacturing operations and general corporate purposes.

The common shares are being offered pursuant to an effective shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission.  The prospectus supplement and accompanying prospectus relating to the offering contain important information relating to the XBiotech common shares. The prospectus supplement will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov, or may be obtained, when available, by contacting XBiotech Inc.., Attn: Investor Relations, 8201 E. Riverside Drive Bldg. 4, Ste. 100 Austin, TX 78744, or by telephone at: (512) 386-2900.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  This offering may only be made by means of a prospectus supplement and related base prospectus.

About XBiotech
XBiotech is a fully integrated global biosciences company dedicated to pioneering the discovery, development and commercialization of therapeutic antibodies based on its True Human™ proprietary technology. XBiotech currently is advancing a robust pipeline of antibody therapies to redefine the standards of care in oncology, inflammatory conditions and infectious diseases. Headquartered in Austin, Texas, XBiotech also is leading the development of innovative biotech manufacturing technologies designed to more rapidly, cost-effectively and flexibly produce new therapies urgently needed by patients worldwide.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements, including with respect to the proposed offering of common shares, declarations regarding management's beliefs and expectations that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "could," "expects," "plans," "contemplate," "anticipates," "believes," "estimates," "predicts," "projects," "intend" or "continue" or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties are subject to the disclosures set forth in the "Risk Factors" section of certain of our SEC filings. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact
Ashley Otero
aotero@xbiotech.com
512-386-2930